Exhibit 10.1
CHARTWELL INTERNATIONAL, INC.
CONSULTING AGREEMENT
          This Consulting Agreement (“Agreement”) is made and entered into as of March 12, 2007 by and between Chartwell International, Inc., a Nevada corporation (the “Company”), and Entitlement Solutions, Inc., a California corp., with an address of 7 Via Terracallta, Cote De Caza, California (“Consultant”).
RECITALS
          WHEREAS, the Company previously engaged the Consultant as an independent contractor to perform the services described in Exhibit A, attached hereto (the “Services”), and agreed to pay Consultant the monthly cash compensation further set forth therein;
          WHEREAS, the Company desires to continue retaining Consultant to perform the Services and Consultant is willing to perform such Services, on terms set forth more fully hereunder;
          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, the parties agree as follows:
          1.      SERVICES AND COMPENSATION
                    (a)      Consultant agrees to exclusively designate Mr. Richard Ellison to perform for the Company the services (“Services”) described in Exhibit A, attached hereto.
                    (b)      The Company agrees to pay Consultant the compensation set forth in Exhibit A for the performance of the Services.
                    (c)      The scope of the Services and the compensation may be amended by upon mutual written agreement by both parties.
          2. CONFIDENTIALITY
                    (a)      “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.
                    (b)      Consultant will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the

Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2, 3 and 5 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure, or (iv) is independently developed by Consultant. Without the Company’s prior written approval, Consultant will not directly or indirectly disclose to anyone the contents of this Agreement.
                    (c)      Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Consultant under this Agreement.
                    (d)      Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
                    (e)      Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property or Confidential Information that Consultant may have in Consultant’s possession or control.
          OWNERSHIP
                    (a)      Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder (collectively, “Inventions”), are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered “works made for hire” as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Attached as Exhibit B hereto is a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by Consultant prior to the date of this Agreement, which belong to Consultant, and which are not assigned to the Company (“Prior Inventions”). Consultant represents and warranties that no patent applications relating to Inventions or Prior Inventions are pending under his name and no Inventions or designs provided to the Company have been used by prior customers of Consultant or patented by such customers.
                    (b)      Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.
                    (c)      Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.
                    (d)      Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.
          4. REPORTS
          Except as otherwise stated on Exhibit A attached hereto, Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant’s progress in performing the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant’s Services.

          5.      CONFLICTING OBLIGATIONS
          Except as disclosed to the Company, Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting Agreement during the term of this Agreement.
          6.      TERM AND TERMINATION
                    (a)      This Agreement will commence on the date first written above and will continue for two (2) years from the date first set forth above or until termination as provided below. This Agreement will automatically renew for additional one (1) year terms unless terminated by either party upon thirty (30) days written notice prior to the end of the then current term.
                    (b)      Either party may terminate this Agreement for material breach by the other party which is not cured after thirty (30) days written notice to the Company.
                    (c)      Notwithstanding anything herein to the contrary, the Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or fails to provide the personal services of Mr. Richard Ellison.
                    (d)      Upon such termination all rights and duties of the parties toward each other shall cease except:
                              (i)      that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all undisputed amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and
                              (ii)      Sections 2 (Confidentiality), 3 (Ownership) and 8 (Independent Contractor) shall survive termination of this Agreement.
          7.      ASSIGNMENT
          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.
          8. INDEPENDENT CONTRACTOR
          Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant’s being determined not to be an independent contractor.
          9.      EQUITABLE RELIEF
          Consultant agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuances of such injunction and to the ordering of such specific performance.
          10.      GOVERNING LAW AND JURISDICTION
          This Agreement shall be governed and construed and enforced in accordance with the internal, substantive laws of the State of California, without giving effect to the conflict of law rules thereof, and shall be deemed to be executed in Los Angeles, California. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in California. The parties agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.
          11.      ENTIRE AGREEMENT AND AMENDMENTS
          This Agreement is the entire agreement of the parties and supersedes any prior or contemporaneous agreements whether oral or written between them with respect to the subject matter hereof. This Agreement may be changed only if agreed to in writing by both parties.
          12.      COUNTERPARTS
          This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
          13.      SEVERABILITY
          If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
          14.      WAIVER
          The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: CHARTWELL INTERNATIONAL, INC. a Nevada corporation
By:
	Name:	Paul Biberkraut
	Title:	Chief Financial Officer

	Address:	177 Madison Avenue Morristown, NJ 07960

CONSULTANT: Name: Entitlement Solutions, Inc.
By:

	Title:	Name: Richard Ellison
	Title:	President
	Address:	7 Via Terracallta Cote De Caza, California

EXHIBIT A

EXHIBIT B

APPENDIX I
Restricted Stock Issuance Agreement

APPENDIX II
Stock Option Agreement